FIRST AMENDMENT TO LEASE

                 THIS FIRST AMENDMENT to a certain Lease dated as of August 17, 2000, by and between 215 CHURCH STREET, LLC, as Landlord, and SOUTHERN CONNECTICUT BANCORP, as Tenant.

                 FOR VALUABLE CONSIDERATION paid and received by the parties hereto, the Landlord and Tenant hereby agree that the Lease is hereby amended by adding to Article XI the following new section:

“11.3 Notwithstanding any other provisions contained in this Lease, in the event (a) Tenant or its successors or assignees shall become insolvent or bankrupt, or if it or their interests under this Lease shall be levied upon or sold under execution or other legal process, or (b) the depository institution then operating on the Premises is closed or is taken over by any depository institution supervisory authority (“Authority”), Landlord may, in either such event, terminate this Lease only with the concurrence of any Receiver or Liquidator appointed by such Authority; provided that in the event this Lease is terminated by the Receiver or Liquidator, the maximum claim of Landlord for rent, damages or indemnity for injury resulting from the termination, rejection or abandonment of the unexpired Lease shall by law in no event be in an amount equal to all accrued and unpaid rent to the date of termination.”

                 The Lease shall remain in full force and effect in accordance with all of its terms and conditions as hereby amended.

                 This First Amendment of Lease shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

                 IN WITNESS WHEREOF, Landlord and Tenant have caused this First Amendment of Lease to be duly executed by persons hereunto duly authorized, in multiple copies, each to be considered an original hereof, as of the 30th day of March, 2001.

Signed, Sealed and Delivered
      in the Presence of:

LANDLORD
/s/ Sandra L. Blanchard	215 CHURCH STREET, LLC

By:	/s/ Robert J. Walczak
Robert J. Walczak Its Managing Member

TENANT
/s/ Gary D. Mullin	SOUTHERN CONNECTICUT BANCORP

By:	/s/ Joseph V. Ciaburri
Joseph V. Ciaburri Its Chairman and C.E.O.